SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

AMERICAN INDEPENDENCE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05270	11-1817252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Madison Avenue-14th Floor New York, New York, 10022

(Address of principal executive offices including zip code)

(212) 355-4141

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits.

SIGNATURES

The undersigned Registrant hereby amends the following items to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on November 27,2002, as set forth below:

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

  Referenced are the following financial statements of Independence American Holdings Corp. ("IAHC")- the audited consolidated balance sheets as of December 31, 2001 and 2000, the related audited consolidated statements of operations, changes in stockholder's equity and cash flows for the years then ended. Such statements are incorporated by reference to the Proxy Statement of American Independence Corp. (formerly SoftNet Systems, Inc.) for the Special Meeting of Stockholders in Lieu of an Annual Meeting dated September 30, 2002.
  Attached hereto are the following financial statements of IAHC- the unaudited consolidated balance sheet as of September 30, 2002, the related unaudited consolidated statements of operations and cash flows for each of the nine months ended September 30, 2002 and 2001 and the related unaudited statements of operations and cash flows for each of the three months ended September 30, 2002 and 2001.

(b)	Pro Forma Financial Information, as of and for the year ended September 30, 2002.

Pro forma financial information for American Independence Corp. and IAHC is included at the end of this Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INDEPENDENCE CORP.
	By:	/s/ Teresa A. Herbert
		Name: Title:	Teresa A. Herbert Vice President and Chief Financial Officer
Dated: December 23, 2002

INDEPENDENCE AMERICAN HOLDINGS CORP.

(A Wholly-Owned Subsidiary of

American Independence Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2002 and 2001

(UNAUDITED)

INDEPENDENCE AMERICAN HOLDINGS CORP.

(A Wholly-Owned Subsidiary of American Independence Corp.)

INDEX

PAGES
Consolidated Balance Sheets -
September 30, 2002 (unaudited) and December 31, 2001	7

Consolidated Statements of Operations -
Three Months and Nine Months Ended September 30, 2002
and 2001 (unaudited)	8

Consolidated Statements of Cash Flows -
Nine Months Ended September 30, 2002 and 2001 (unaudited)	9

Notes to Consolidated Financial Statements (unaudited)	10

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2002	DECEMBER 31, 2001
	(Unaudited)
ASSETS:
Investments:
Fixed maturities, at fair value	$5,462,788	$7,109,497
Equity securities, at fair value	601,634	450,850
Total investments	6,064,422	7,560,347

Cash and cash equivalents	1,817,156	1,848,518
Securities purchased under agreements to resell	3,321,000	-
Restricted cash	8,562,948	7,148,458
Accrued investment income	119,262	109,247
Accrued fee income	808,126	208,370
Fixed assets	191,308	277,903
Deferred tax assets	89,706	160,325
Goodwill	6,768,869	3,012,348
Reinsurance receivable	3,593,110	3,599,065
Amounts due from affiliates	786,320	-
Other assets	587,373	864,211
Total assets	$32,709,600	$24,788,792

LIABILITIES AND STOCKHOLDER'S EQUITY:
LIABILITIES:
Future insurance policy benefits	$5,657,000	$3,997,000
Claim funds	8,562,948	7,148,458
Amounts due affiliates	-	715,000
Accounts payable, accruals and other
liabilities	464,992	453,211
Income taxes - current	516,763	587,715
Income taxes - deferred	76,758	-
Minority interest	-	437,582

Total liabilities	15,278,461	13,338,966

STOCKHOLDER'S EQUITY:
Common stock, 100 shares issued	1	1
Paid-in-capital	16,691,171	12,679,071
Accumulated other comprehensive income	184,741	52,681
Accumulated surplus (deficit)	555,226	(1,281,927)

TOTAL STOCKHOLDER'S EQUITY	17,431,139	11,449,826
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY	$32,709,600	$24,788,792

See Accompanying Notes to Consolidated Financial Statements.

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

                                                  THREE MONTHS ENDED          NINE MONTHS ENDED

                                                           SEPTEMBER 30,                         SEPTEMBER 30,
	2002	2001	2002	2001

REVENUES:

Premiums earned	$1,598,314	$47,345	$3,229,025	$316,955
Net investment income	108,396	117,075	339,293	394,693
Net realized gains	79,127	35,864	64,297	99,607
Brokerage income	1,772,612	998,434	4,192,642	3,027,212
Other income	-	59,787	598,646	135,258

	3,558,449	1,258,505	8,423,903	3,973,725

EXPENSES:
Insurance benefits, claims	1,050,057	(139,206)	2,125,849	56,203
and reserves
Selling and general	1,596,842	1,190,464	4,591,587	3,570,568
expenses
Minority interest expense
	-	13,503	127,423	17,362

	2,646,899	1,064,761	6,844,859	3,644,133

Operating income before
income taxes	911,550	193,744	1,579,044	329,592
Income tax expense	347,321	129,887	620,772	130,663

NET INCOME	$564,229	$63,857	$958,272	198,929

See Accompanying Notes to Consolidated Financial Statements.

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30,                            2002                          2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$958,272	$198,929
Adjustments to net income:
Realized gains on sales of investment securities	(64,297)	(99,607)
Amortization of goodwill	-	514,098
Depreciation and amortization	70,147	98,579
Deferred taxes	79,346	33,199
Amortization of bond premium	7,833	21,905
Change in other assets and liabilities:
Change in accrued investment income	(10,015)	24,253
Change in accrued fee income	(599,756)	(151,207)
Change in policy liabilities	1,660,000	(176,000)
Change in net amounts due from and to reinsurers	5,955	(24,331)
Change in due and unpaid premiums	-	-
Change in tax liability	(70,952)	77,902
Change in other assets and other liabilities	(148,963)	374,333

Net adjustments	929,298	693,124

Net cash provided by operating activities	1,887,570	892,053

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Net purchases of resale agreements	(3,321,000)	-
Change in due to brokers	-	299,202
Sales and maturities of fixed maturities	8,144,560	7,752,232
Purchases of fixed maturities	(6,270,575)	(7,993,814)
Sales of equity securities	3,495	-
Purchases of equity securities	(125,000)	-
Increase in fixed assets	16,447	(235,256)
Acquisition of managing general underwriters	(3,756,521)	(1,772,914)
Other	(1,501,320)	230,182

Net cash provided by investing activities	(6,809,914)	(1,720,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	-	(1,000,000)
Capital contributions	4,890,982	583,787

Net cash provided by (used in) financing activities	4,890,982	(416,213)

Decrease in cash and cash equivalents	(31,362)	(1,244,528)

Cash and cash equivalents, beginning of year	1,848,518	2,634,780

Cash and cash equivalents, end of year	$1,817,156	$1,390,252

See Accompanying Notes to Consolidated Financial Statements

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A) (i) BUSINESS AND ORGANIZATION

Independence American Holdings Corp. ("IAHC" or the "Company" and f/k/a First Standard Holdings Corp.) is a wholly-owned subsidiary of American Independence Corp. ("AMIC"). AMIC is a publicly-held company traded on the NASDAQ stock exchange. IAHC is a holding company engaged principally in the health insurance and reinsurance business through its wholly-owned subsidiaries. Independence American Insurance Company ("Independence American"), IndependenceCare Holdings L.L.C. and its subsidiaries ("IndependenceCare") and Risk Assessment Strategies, Inc. ("RAS"). IAHC and its subsidiaries are collectively referred to as the "Company".

Independence American writes provider excess loss insurance and reinsures, on a quota share basis, employer medical stop-loss and managed care insurance. IndependenceCare and RAS are managing general underwriters specializing in stop-loss and managed care insurance. They also provide claims processing services.

(ii) FORMATION OF THE COMPANY

IAHC was formed in the State of Delaware on July 11, 2002. On that same date, IAHC received the stock of Independence American as a capital contribution from SSH Corp. ("SSH"), an indirect wholly-owned subsidiary of Independence Holding Company ("IHC").

In July 2002, SSH contributed the stock of RAS to IAHC. A subsidiary of IHC had purchased a 45.89% equity interest and a 51% voting interest in the stock of RAS in December 1997, and purchased the remaining 54.11% equity interest and 49% voting interest in RAS in June 2002.

IndependenceCare was formed in May 1998 by a subsidiary of IHC. In January 2002, a 99% interest in IndependenceCare was contributed to Independence American, and on August 11, 2002, Independence American dividended such interest to IAHC.

As a result of this transfer of entities under common control, IAHC has accounted for these subsidiaries using the "as if pooling-of-interests" method of accounting. Accordingly, the accompanying consolidated financial statements reflect the operations of all of the subsidiaries at the percentages that they were owned by all entities under common control.

On November 14, 2002, IAHC was acquired by AMIC from a subsidiary of IHC for $31,920,000 in cash.

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

(B) PRINCIPLES OF CONSOLIDATION AND PREPARATION OF

FINANCIAL STATEMENTS

The consolidated financial statements have been prepared in accordance with the requirements for quarterly reports. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated results of operations for the interim periods have been included. The consolidated results of operations for the three months and nine months ended September 30, 2002 are not necessarily indicative of the results to be anticipated for the entire year. The consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes included in IAHC's audited financial statements for the year ended December 31, 2001.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the financial statements; and (iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INCOME TAXES

The provision for income taxes shown in the consolidated statements of operations was computed based on the Company's estimate of the effective tax rates expected to be applicable for the current year.

The income tax expense for the nine months ended September 30, 2002 allocated to stockholder's equity for unrealized gains on investment securities was $68,031, representing the change in the deferred tax liability from the previous year.

NOTE 3. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash payments for income taxes were $350,000 and $0 for the nine months ended September 30, 2002 and 2001, respectively.

INDEPENDENCE AMERICAN HOLDINGS CORP. AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of American Independence Corp.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4. COMPREHENSIVE INCOME

The components of comprehensive income include net income and certain amounts previously reported directly in equity. Comprehensive income for the three months and nine months ended September 30, 2002 and 2001 is as follows:

	THREE MONTHS ENDED		NINE MONTHS ENDED
	2002	2001	2002	2001

Net income	$564,229	$63,857	$958,272	$198,929
Unrealized gains on
available-for-sale securities	80,043	104,296	132,060	89,838
Comprehensive income	$644,272	$168,153	$1,090,332	$288,767

NOTE 5. SEGMENT REPORTING

The Company engages principally in the health insurance and reinsurance business. Information by business segment for the three months and nine months ended September 30, 2002 and 2001 is as follows:

	THREE MONTHS ENDED NINE MONTHS ENDED
	2002	2001	2002	2001

Revenues:
Medical stop-loss	$2,781,217	$787,286	$6,453,075	$2,503,279
HMO reinsurance	586,614	365,827	1,602,048	1,151,909
Provider excess	111,491	69,528	304,483	218,930
Net realized
gains	79,127	35,864	64,297	99,607

	$3,558,449	$1,258,505	$8,423,903	$3,973,725

Operating Income
(Loss)
Medical stop-loss	$697,865	$247,208	$1,227,123	$337,413
HMO reinsurance	113,068	(75,062)	241,689	(90,271)
Provider excess	21,490	(14,266)	45,935	(17,157)
Net realized
gains	79,127	35,864	64,297	99,607

	$911,550	$193,744	$1,579,044	$329,592

Item 7. (b) PRO FORMA FINANCIAL INFORMATION

PRO FORMA FINANCIAL INFORMATION

AMIC and IAHC

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(In thousands, except share data)

	September 30, 2002		Pro Forma
	AMIC	IAHC	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$ 21,149	$ 1,817	$ -		$ 22,966
Securities purchased under agreements to resell	-	3,321	-		3,321
Short-term investments, available-for-sale	40,910	6,064	(32,901)	(a)	14,073
Accounts receivable	2,092	-	-		2,092
Reinsurance receivable	-	3,593	-		3,593
Affiliates receivable	-	786	3,869	(b)	4,655
Deferred Acquisition Cost	2,834	-	(2,834)	(a)	-
Other current assets	790	927	-		1,717

Total current assets	67,775	16,508	(31,866)		52,417

Restricted cash	800	8,563	-		9,363
Property and equipment, net of accumulated depreciation	70	191	400	(c)	661
Goodwill and other intangibles, net of accumulated amortization	-	6,769	7,509	(d)	14,278
Long-term equity investments	1,004	-	-		1,004
Deferred tax asset, net	-	90	6,526	(e)	6,616
Other assets	1,165	589	-		1,754

	$ 70,814	$ 32,710	$ (17,431)		$ 86,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Claims fund	$ -	$ 8,563	$ -		$ 8,563
Loss reserves	-	5,657	-		5,657
Net liabilities associated with discontinued operations.	3,850	-	-		3,850
Restructuring accrual	1,446	-	-		1,446
Accounts payable and other accrued expenses	1,852	1,059	-		2,911

Total current liabilities	7,148	15,279	-		22,427

Minority interest	-		-

Stockholders' equity:
Common stock	275	-	-		275
Additional-paid-in capital	477,615	16,691	(16,691)	(f)	477,615
Deferred stock compensation	(79)	-	-		(79)
Accumulated other comprehensive gain (loss)	(6)	185	(185)	(f)	(6)
Retained earnings (accumulated deficit)	(405,002)	555	(555)	(f)	(405,002)
Treasury stock	(9,137)	-	-		(9,137)

Total stockholders' equity	63,666	17,431	(17,431)		63,666

	$ 70,814	$ 32,710	$ (17,431)		$ 86,093

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

AMIC and IAHC

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

(In thousands, except per share data)

	AMIC	IAHC	Pro Forma
	Year Ended September 30, 2002	Year Ended September 30, 2002	Adjustments		Combined

Revenue:
Premiums earned	$ -	$ 3,356	$ -		$ 3,356
Brokerage income	-	5,272	-		5,272
Investment income	1,803	515	(878)	(g)	1,440
Other income	-	685	-		685

Total Revenue	1,803	9,828	(878)		10,753

Operating expenses:
Benefits and claims	-	519	-		519
Increase in future policy benefits	-	1,729	-		1,729
Selling, general and administrative	7,486	6,185	80	(h)	13,751
Amortization	-	-	706	(i)	706
Non-cash compensation expense related to stock options	1,466	-	-		1,466
Provision for impaired assets	352	-	-		352
Restructuring expense	502	-	-		502

Total operating expenses	9,806	8,433	786		19,025

Income (loss) from continuing operations before other income (expense), minority interest, income taxes and discontinued operations	(8,003)	1,395	(1,664)		(8,272)

Other expense:
Interest expense	(94)	-	-		(94)
Loss on disposition of equity investments, net	(733)	-	-		(733)

Income (loss) from continuing operations before minority interest, income taxes and discontinued operations	(8,830)	1,395	(1,664)		(9,099)

Minority interest in net income	-	(125)	-		(125)

Income (loss) from continuing operations before income taxes and discontinued operations	(8,830)	1,270	(1,664)		(9,224)

Provision for income taxes	-	(620)	620	(j)	-

Income (loss) from continuing operations before discontinued operations	(8,830)	650	(1,044)		(9,224)

Discontinued operations:
Loss from operations	(1,829)	-	-		(1,829)
Loss on disposition, net	(4,097)	-	-		(4,097)

Net income (loss)	$ (14,756)	$ 650	$ (1,044)		$ (15,150)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.35)				$ (.36)
Discontinued operations	(0.24)				(.24)

Net loss	$ (0.59)				$ (.60)

Shares used to compute basic and diluted loss per common share	25,184				25,184

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

AMIC and IAHC

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2002, and the unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2002, are based on the historical financial statements of AMIC and IAHC after giving effect to the acquisition as a purchase of IAHC by AMIC using the purchase method of accounting and the assumptions and adjustments described in the notes to unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet combines the unaudited historical balance sheet of AMIC and IAHC as of September 30, 2002, and is presented to give effect to the proposed acquisition as if it occurred on September 30, 2002. The unaudited pro forma condensed combined consolidated statement of operations of AMIC and IAHC for the year ended September 30, 2002, is presented as if the acquisition had taken place on October 1, 2001.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of IAHC acquired in connection with the acquisition, based on their fair values as of the completion of the acquisition. Independent valuation specialists conducted a valuation in order to assist management of AMIC in determining the fair values of a significant portion of these assets. The work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of AMIC and IAHC. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of AMIC that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of AMIC.

  Purchase Price Allocation

  On July 29, 2002, AMIC entered into an agreement to acquire IAHC from Independence Holding Company ("IHC") for $31,920,000 in cash, which will be accounted for using the purchase method. The total estimated purchase price of approximately $35,735,000 consists of the $31,920,000 cash paid to AMIC, and $3,815,000 of estimated direct transaction costs. Estimated direct transaction costs include fees to Bear, Stearns & Co. Inc., which consists of $500,000 to render an opinion, $750,000 upon any public announcement of the transaction, and $500,000 upon closing of the transaction.

  Under the purchase method of accounting, the total estimated purchase price is allocated to IAHC's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on the independent valuation, the estimated purchase price is allocated as follows (in thousands):

Assets:
Tangible assets	$ 30,120
Amortizable broker/TPA relationships intangible asset	1,900
Goodwill and intangible assets with indefinite lives	12,378
Net deferred tax asset	6,616
Liabilities	(15,279)

$ 35,735

  Of the total estimated purchase price, a preliminary estimate of $30,120,000 has been allocated to net tangible assets acquired and approximately $1,900,000 has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations.

  Of the total estimated purchase price, approximately $12,378,000 has been allocated to goodwill and intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Intangible assets with indefinite lives consist of the estimated fair value allocated to the licenses of Independence American.

  In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001, will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

  Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to IAHC's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

There were no intercompany balances or transactions between AMIC and IAHC. No pro forma adjustments were required to conform IAHC's accounting policies to AMIC's accounting policies. Certain reclassifications have been made to conform IAHC's historical amounts to AMIC's presentation.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
  Adjustment to reflect AMIC's deemed payment of $35,735,000 purchase price, as described in Note2.
  Adjustment to record amount due to AMIC for net worth guarantee of IAHC.
  Adjustment to record the preliminary estimate of the fair value of IAHC property and equipment, and elimination of historical amount.
  Adjustment to record the preliminary estimate of the fair value of IAHC goodwill and other intangible assets, and elimination of historical amount.
  Adjustment to record the preliminary estimate of the fair value of net deferred tax asset resulting from the acquisition of IAHC, and elimination of historical amount.
  Adjustment to eliminate IAHC historical stockholder's equity.
  Adjustment to reflect investment income reduction resulting from the deemed purchase of IAHC on October 1, 2002, for $35,735,000.
  Adjustment to record additional depreciation expense resulting from the preliminary estimate of the fair value of IAHC property and equipment.
  Adjustment to record amortization expense resulting from the preliminary estimate of the fair value of IAHC amortizable broker/TPA relationships intangible asset.
  Adjustment to record the income tax effect of the pro forma adjustments.
  Pro Forma Earnings Per Share

The pro forma basic and diluted earnings per share are based on the weighted average number of shares of AMIC common stock outstanding during each period.